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                                                  AMERICAN SKANDIA TRUST

                                          AST Goldman Sachs High Yield Portfolio

                                                   SUBADVISORY AGREEMENT

Agreement made as of this 20th day of April, 2004 among Prudential Investments LLC ("PI" or the "Manager"), a New York
limited liability company and American Skandia Investment Services, Inc. ("ASISI"), a Maryland corporation (collectively, the "Co-Managers") and Goldman Sachs Asset Management, L.P., a unit of the Investment Management Division of Goldman,
Sachs & Co. ("GSAM" or the "Subadviser"),

WHEREAS, the Co-Managers have entered into a Management Agreement (the "Management Agreement") dated May 1, 2003, with
American Skandia Trust (the "Trust"), A Massachusetts trust and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to which PI and ASISI act as
Co- Managers of the Trust; and

WHEREAS, the Co-Managers desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the "Trust") and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the
Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust's portfolio, including the purchase, retention and disposition thereof, in accordance with the
Trust's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time provided that any such changes are explicitly communicated to and agreed upon by the
Subadviser, being herein called the "Prospectus"), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct
(the "Portfolio"), and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Agreement and Declaration of Trust, By-Laws and Prospectus of the Trust provided to it by the
Co-Managers (the "Trust Documents") and with the instructions and directions of the Co-Managers and of the Board of
Trustees of the Trust, co-operate with the Co-Managers' (or their designee's) personnel responsible for monitoring the
Trust's compliance, and conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986,
as amended, and all other applicable federal laws and regulations.  Notwithstanding the foregoing, the Subadviser shall have no responsibility to monitor compliance with limitations or restrictions specifically applicable to the Trust unless such limitations or restrictions are provided to the Subadviser in writing.  The Subadviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Portfolio.
In connection therewith, the Subadviser shall be responsible for the preparation and filing of Schedule 13-G and Form
13-F reflecting the Portfolio's securities holdings.  The Subadviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as the parties may expressly agree to in writing.  The Manager shall provide Subadviser timely with copies of any updated Trust documents.
Any amendments to the foregoing documents will not be deemed effective with respect to the Subadviser until the
Subadviser's receipt thereof.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the
Trust's portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the
Board of Trustees may direct from time to time.  In providing the Trust with investment supervision, it is recognized that the Subadviser will seek to obtain best execution for the Trust.  Within the framework of this policy, the
Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants ("FCMs") who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party.  The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers and FCMs (including, to the extent legally permissible, broker-dealers and FCMs affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the
Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion
(as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

In connection with its management of the Portfolio and consistent with its fiduciary obligation to the Trust and other clients, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the
Subadviser in the manner the Subadviser considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Trust's portfolio transactions effected by it for the portfolio as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust's securities.

(v) Custody of the Portfolio will be maintained by a custodian bank (the "Custodian") and the Investment Managers will authorize the Custodian to honor orders and instructions by employees of the Subadviser designated by the Subadviser to settle transactions in respect of the Portfolio.  No assets may be withdrawn from the Portfolio other then for settlement of transactions on behalf of the Portfolio except upon the written authorization of appropriate officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with such information as the
Custodian reasonably requests and the Subadviser reasonably agrees to provide relating to transactions concerning the
Portfolio, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the
Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a "manager-of-managers" style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's
Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-7, Rule 17a-10, Rule
10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust's portfolio or any other transactions of Trust assets.

 (b) The Subadviser shall keep the Trust's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser's services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the
1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust as required by the 1940 Act are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust's request, provided, however, that the Subadviser may retain a copy of such records. The
Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(c) In connection with its duties under this Agreement and limited solely to the portion of the Trust the Subadviser manages, the Subadviser agrees to maintain compliance procedures designed to maintain compliance with the 1940 Act, the
Investment Advisers Act of 1940, as amended, and other applicable federal securities regulations.

(d) The Subadviser shall be responsible for the voting of all shareholder proxies and corporate actions with respect to the investments and securities held in the Trust's portfolio pursuant to its internal procedures, subject to such reporting and other requirements as shall be reasonably established by the Co-Managers.

(e) Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will reasonably assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued; however, Co-Managers acknowledge, that the Co-Managers or their pricing agents shall assume all responsibility for valuation decisions.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the
Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust's custodian to provide) timely information, as agreed upon with the Subadviser, to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust (based on procedures or arrangements agreed upon by the Subadviser and the Co-Managers), and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3. For the services provided and the expenses assumed pursuant to this Agreement, the Co-Managers shall pay the
Subadviser as full compensation therefor, a fee equal to the percentage of the Trust's average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A.  Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in
the amount of the payment to the Subadviser by the Co-Managers.   In computing the fee to be paid to the Subadviser, the
net asset value of the Portfolio shall be valued as set forth in the Prospectus.  If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

4. The Co-Managers have furnished the Subadviser with true, correct and complete copies of each of the following documents:

(a) The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

(b) The By-Laws of the Trust, as in effect on the date hereof;

(c) The resolutions of the Trustees approving the engagement of the Subadviser as portfolio manager of the Portfolio and approving the form of this Agreement;

(d) The resolutions of the Trustees selecting the Investment Managers as investment managers to the Portfolio and approving the form of the Management Agreement;

(e) The Management Agreement;

(f) The Code of Ethics of the Trust and of the Investment Managers, as in effect on the date hereof; and

(g) A list of companies the securities of which are not to be bought or sold for the Portfolio.

5. The parties hereto understand that any information or recommendation supplied by the Subadviser in connection with the performance of its obligation hereunder is to be regarded as confidential and for use only by the Co-Managers, the Trust or such persons the Co-Managers may designate in connection with the Portfolio.  The parties also understand that any information supplied to the Subadviser in connection with the performance of its obligation hereunder, particularly, but not limited to, any list of securites which may be bought or sold for the Portfolio, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provided investment advice and other services of the Portfolio.

6. Each party hereto hereby further represents and warrants to the other that: (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; and (ii) it will use its reasonable best efforts to maintain each such registration or license in effect at all times during the term of this Agreement; and (iii) it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

7. The Subadviser and its affiliated persons and controlling persons shall not be liable for any error of judgment or for any loss suffered by the Trust, including the Portfolio, or the Manager in connection with the matters to which this
Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws.

The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Co-Managers'
willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws, or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus covering shares of the Fund, Fund marketing materials and advertising, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made other than in reliance upon and in conformity with written information furnished by the Subadviser, or any affiliated person of the Subadviser or other than upon verbal information confirmed by the Subadviser in writing; provided, however, that in no case is the Investment
Managers' indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.  Without limiting the foregoing, the Subadviser shall have no liability for any act or omission taken by the Co-Managers, another Subadviser, or any other third party, in respect of any portion of the Trust's assets not managed by the Subadviser pursuant to this Agreement.

The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Subadviser to the Investment
Managers, the Portfolio, the Trust or any affiliated person of the Investment Managers, the Portfolio or the Trust or
upon verbal confirmation confirmed by the Subadviser in writing, or to the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of the 1940 Act; provided, however, that in no case is the Subadviser's indemnity in favor of the Investment Managers or any affiliated person or controlling person of the Investment Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

8. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th
Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Trust at Gateway Center Three, 4th Floor, 100 Mulberry
Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 32 Old Slip, 17th Floor, 1 Financial
Square, New York, NY 10005, Attention: Scott Kilgallen.

9. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

10. During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material without the Subadviser's prior written approval.  Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

It is understood that the name "Goldman, Sachs & Co." or "Goldman Sachs" or any derivative thereof, any tradename, trademark, trade device, service mark, symbol or logo associated with those names are the valuable property of the
Subadviser or its affiliates and that the Co-Managers have the right to use to such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Trust, only with the prior written approval of the
Subadviser, such approval not to be unreasonably withheld, and for so long as the Subadviser is Subadviser of the Trust with respect to the Portfolio.  Notwithstanding the foregoing, the Subadviser's approval is not required when (i)
previously approved materials are re-issued with minor modifications, (ii) the Co-Managers and Sub-Adviser identify materials which they jointly determine do not require the Subadviser's approval and (iii) used as required to be disclosed in the registration statement of the Fund.  Upon termination of this Agreement, the Trust and the Co-Managers shall forthwith cease to use such name (or derivative or logo), although the Manager may continue to use such name (or derivative or logo) as permitted by other then current subadvisory agreements in which the Co-Managers and Subadviser have executed.

11. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

12. The provisions of this Agreement shall be subject to all applicable statutes, laws, rules and regulations, including, without limitation, the applicable provisions of the 1940 Act and rules and regulations promulgated thereunder.  To the extent that any provision contained herein conflicts with any such applicable provision of law or regulation, the latter shall control.  The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the 1940 Act.

13. This Agreement shall be governed by the laws of the State of New York.

14. Provisions of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  This Agreement
(including Schedule A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

15. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940
Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

16. Each provision of this Agreement is intended to be severable.  If any provision of this Agreement is held to be illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC
By:      ______________________
Name:    Robert F. Gunia
Title:   Executive Vice President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:      ________________________
Name:    James A. McNamara
Title:   Managing Director

                                                        SCHEDULE A

                                                  AMERICAN SKANDIA TRUST

                                          AST Goldman Sachs High Yield Portfolio

As compensation for services provided by Goldman Sachs Asset Management, L.P. ("GSAM"), Prudential Investments LLC and
American Skandia Investment Services, Inc. will pay GSAM a fee equal, on an annualized basis, to the following:

Portfolio Name                                                                                  Advisory Fee
AST Goldman Sachs High Yield Portfolio                                                             0.30%

Dated as of April 20th, 2004.